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                                                                     EXHIBIT 4.2


                                                                  Execution Copy

                              FIRST AMENDMENT TO CREDIT AGREEMENT


               THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 30, 1998 (this "Amendment"), is among AIRNET SYSTEMS, INC., an Ohio corporation (the "Company"), the lenders set forth on the signature pages hereof (collectively, the "Lenders") and NBD BANK, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

               The Company, the Agent and the Lenders are parties to a Credit Agreement, dated as of August 1, 1998 (the "Credit Agreement"). The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.


                                      TERMS

               In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:



ARTICLE 1.
                                   AMENDMENTS

               Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

The following new definition is hereby added to Section 1.1 in appropriate alphabetical order:

               "Significant Subsidiary" shall mean any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act, provided that no Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Subsidiaries which are not by themselves Significant Subsidiaries or Guarantors would not constitute a Significant Subsidiary.

Reference in the definition of "Guarantors" contained in Section 1.1 and in the third line of Section 5.1(f) to "Subsidiary" shall be deleted and "Significant Subsidiary" shall be substituted in each place thereof.

Section 5.2(a) is amended by deleting reference therein to "$70,000,000" and substituting "$65,000,000" in place thereof.


ARTICLE 2.
                                   GUARANTIES

The Company has requested that the Lenders defer the requirement under the Credit Agreement of all of the Significant Subsidiaries of the Company executing and delivering a Guaranty to the Agent and the Lenders together with resolutions, legal opinions and corporate documents in connection with such Guaranty. In accordance with such request, the Lenders and the Company agree that any Significant Subsidiaries of the Company, if any, existing as of the date of this Amendment, will not be required to deliver a Guaranty and the resolutions, legal opinions and corporate documents required by the Agent in connection therewith until December 31, 1998.


ARTICLE 3.
                                 REPRESENTATIONS

               The Company represents and warrants to the Agent and the Lenders that:


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        3.1 The execution, delivery and performance of this Amendment are within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

        3.2 This Amendment is the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms hereof.

        3.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        3.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.


ARTICLE 4.
                                 MISCELLANEOUS.


        4.1 This Amendment shall not become effective until this Amendment shall be signed by the Company, the Agent and the Required Lenders.

        4.2 References in the Credit Agreement or in any note or other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

        4.3 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Notes and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

        4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                              AIRNET SYSTEMS, INC.


                              By: _________________________________

                                  Its: ____________________________


                              NBD BANK, as Agent and as a Lender


                              By: _________________________________

                                  Its: ____________________________



                              BANK ONE, N.A.


                              By: _________________________________

                                  Its: ____________________________


                              KEYBANK NATIONAL ASSOCIATION


                              By: _________________________________

                              Its: ________________________________


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